UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2013

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported in the Current Report on Form 8-K filed with the SEC on September 9, 2013, on September 6, 2013, General Cable Corporation, a Delaware corporation (the “Company”), and certain of its U.S., Canadian and European subsidiaries amended the Company’s existing asset-based revolving credit facility (the “Credit Facility”) and entered into the Amended and Restated Credit Agreement (the “Amendment and Restatement”) by and among the Company’s principal U.S. operating subsidiary General Cable Industries, Inc., a Delaware corporation, as “U.S. Borrower,” General Cable Company Ltd., a company organized under the laws of Nova Scotia, as “Canadian Borrower,” Grupo General Cable Sistemas, S.L., a public limited liability company (formerly Grupo General Cable Sistemas, S.A., in process of conversion) organized under the laws of Spain (“Sistemas”), ECN Cable Group, S.L., a limited liability company organized under the laws of Spain (“ECN”), Silec Cable SAS, a French société par actions simplifiée (“Silec”), Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany (“Norddeutsche” and collectively with Silec, the “European Borrowers”), the Company, Prestolite Wire LLC, a Delaware limited liability company (“Prestolite”), General Cable Canada Holdings LLC, a Delaware limited liability company (“Canada Holdings” and together with Prestolite, the “Additional Guarantors”), and those certain other subsidiaries of the Company party thereto as “Guarantors,” the several lenders and financial institutions party thereto as the “Lenders,” JPMorgan Chase Bank, N.A., as “Administrative Agent,” and J.P. Morgan Europe Limited, as “European Administrative Agent.” Sistemas and ECN became European Borrowers and parties to the Amendment and Restatement by accession on September 9, 2013. Pursuant to the Amendment and Restatement, among other things, each Additional Guarantor has been added as a guarantor of all obligations under the Credit Facility.

Also on September 6, 2013, the Company, the Additional Guarantors, the other Guarantors (as defined therein) and U.S. Bank National Association, as trustee (the “Trustee”), entered into the following supplemental indentures (the “Supplemental Indentures”):

(i)	the Fifth Supplemental Indenture to the Indenture, dated as of November 15, 2006, governing the Company’s 0.875% Senior Convertible Notes due 2013, among the Company, the Guarantors referred to therein and the Trustee, supplemented by the First Supplemental Indenture, dated as of October 31, 2007, by the Second Supplemental Indenture, dated as of April 18, 2008, by the Third Supplemental Indenture, dated as of September 2, 2009, and by the Fourth Supplemental Indenture, dated as of September 25, 2012 (the “0.875% Notes Indenture”);

(ii)	the Fifth Supplemental Indenture to the Indenture, dated as of March 21, 2007, governing the Company’s Senior Floating Rate Notes due 2015, among the Company, the Guarantors referred to therein and the Trustee, supplemented by the First Supplemental Indenture, dated as of October 31, 2007, by the Second Supplemental Indenture, dated as of April 18, 2008, by the Third Supplemental Indenture, dated as of September 2, 2009, and by the Fourth Supplemental Indenture, dated as of September 25, 2012 (the “Floating Rate Notes Indenture”); and

(iii)	the First Supplemental Indenture to the Indenture, dated as of September 25, 2012, governing the Company’s 5.750% Senior Notes due 2022, among the Company, the

Guarantors referred to therein and the Trustee (the “5.750% Notes Indenture” and, together with the 0.875% Notes Indenture and the Floating Rate Notes Indenture, the “Indentures”).

The Supplemental Indentures supplement the Indentures to add each Additional Guarantor as a guarantor of the Company’s obligations under the Indentures and the notes issued pursuant thereto.

The foregoing summary of the terms of the Supplemental Indentures is qualified in its entirety by reference to the text of the Supplemental Indentures, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Fifth Supplemental Indenture, dated as of September 6, 2013, among the Company, the Additional Guarantors, the other Guarantors (as defined therein) and the Trustee governing the 0.875% Senior Convertible Notes due 2013.

4.2	Fifth Supplemental Indenture, dated as of September 6, 2013, among the Company, the Additional Guarantors, the other Guarantors (as defined therein) and the Trustee governing the Senior Floating Rate Notes due 2015.

4.3	First Supplemental Indenture, dated as of September 6, 2013, among the Company, the Additional Guarantors, the other Guarantors (as defined therein) and the Trustee governing the 5.750% Senior Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: October 15, 2013	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd

		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Fifth Supplemental Indenture, dated as of September 6, 2013, among the Company, the Additional Guarantors, the other Guarantors (as defined therein) and the Trustee governing the 0.875% Senior Convertible Notes due 2013.

4.2	Fifth Supplemental Indenture, dated as of September 6, 2013, among the Company, the Additional Guarantors, the other Guarantors (as defined therein) and the Trustee governing the Senior Floating Rate Notes due 2015.

4.3	First Supplemental Indenture, dated as of September 6, 2013, among the Company, the Additional Guarantors, the other Guarantors (as defined therein) and the Trustee governing the 5.750% Senior Notes due 2022.